                                                                   EXHIBIT 10.25

                               CONSENT TO SUBLEASE

Building:                               Plaza Tower
Premises:                               The 20th and 21st floors commonly known
                                        as Suite 2000 and Suite 2100
Date of Master Lease:                   May 15, 1999
Date of First Amendment To Lease:       February 26, 2001
Date of Assignment and
Assumption Agreement:                   October 30, 2002
Date of Sublease:                       May 28, 2004
Master Landlord:                        600 Anton Boulevard Associates
Landlord:                               E*Trade Consumer Finance Corp. fka Ganis
                                        Credit Corporation
Tenant:                                 Commonwealth Energy Corporation

      This Consent to Sublease ("Consent") dated as of May 28, 2004 is executed by and among 600 Anton Boulevard Associates ("Master Landlord"), E*Trade Consumer Finance Corp., a Delaware corporation fka Ganis Credit Corporation ("Landlord") and Commonwealth Energy Corporation, a California corporation ("Tenant") in connection with a proposed Sublease dated May 28, 2004 ("Sublease"), affecting certain premises ("Tenant Premises") specified above and more particularly described in that certain Lease dated May 15, 1999 by and between Master Landlord and Landlord's predecessor in interest as such Lease has been or may be amended or modified from time to time ("Master Lease"). A copy of the Sublease is attached hereto as Exhibit "A" and incorporated by this reference into this Consent.

      Master Landlord hereby consents to the Sublease to Tenant upon the following express terms and conditions and Master Landlord, Landlord and Tenant hereby agree as follows:

      A. Neither the Sublease nor this Consent shall:

            1. Release or discharge Landlord from any liability, whether past, present or future, under the Master Lease;

            2. Operate as Master Landlord's consent to or approval of any of the terms, covenants, conditions, provisions or agreements of the Sublease and Master Landlord shall not be bound thereby;

            3. Be construed to: (i) modify, waive, release or otherwise affect any of the terms, covenants, conditions, provisions or agreements of the Master Lease; (ii) waive any breach of the Master Lease; (iii) waive any of Master Landlord's rights as Master Landlord thereunder; (iv) enlarge or increase Master Landlord's obligations as Master Landlord thereunder; or
      (v) enlarge or increase Landlord's and/or Tenant's rights and benefits in excess of the rights and benefits applicable to Landlord under the Master Lease;

            4. Be construed as a consent by Master Landlord to: (i) any further leasing or subletting either by Landlord or by Tenant; (ii) the assignment by Landlord to Tenant of any rights contained in the Master Lease to renew and/or extend the term of the Master Lease or to expand the Premises; or (iii) any assignment by Landlord of the Master Lease or assignment by Tenant of the Sublease, whether or not the Sublease purports to permit the same; or

            5. Be construed to permit Landlord or Tenant to assign, mortgage or encumber the Sublease or to further sublease any portion of the Tenant Premises or permit any portion of the Tenant Premises to be used or occupied by any other party.

      B. The Sublease is subordinate to the Master Lease and is subject to all of its terms, covenants, conditions, provisions and agreements.

      C. Tenant shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Master Lease applicable to the Tenant Premises for the period of the Sublease, as amended, as provided for in the Sublease.

      D. The Sublease is not given as security for a loan nor shall it be given as security or otherwise encumbered by Tenant during the term of the Sublease or any subsequent agreement without Master Landlord's prior written consent.

      E. Landlord shall not be released from any liability under the Master Lease, nor shall any liability of Landlord be decreased, because of Master Landlord's failure to give notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of the Master Lease or because of Master Landlord's direct conversations, communications or other dealings with Landlord and/or Tenant.

      F. In the event of Landlord's default under the provisions of the Master Lease, the rent due from Tenant under the Sublease shall be deemed assigned to Master Landlord, and Master Landlord shall have the right, but not the obligation following such default, at any time at Master Landlord's option, to give notice of such assignment to Tenant. Master Landlord shall credit Landlord with any rent received and retained by Master Landlord under such assignment, but the acceptance of any payment on account of rent from Tenant as the result of any such default shall in no manner whatsoever be deemed an attornment by Tenant to Master Landlord, or serve to release Landlord from any liability under the terms, covenants, conditions, provisions or agreements under the Master Lease. Master Landlord shall provide Tenant a copy of any notice of default delivered to Landlord under the Master Lease.

      G. In the event the Master Lease shall be terminated by Master Landlord due to a default by Landlord on its obligations thereunder, or in the event of the expiration of the Master Lease prior to the expiration of the Sublease, Master Landlord shall have the right, in its sole discretion, to withdraw the consent to the Sublease hereby given and terminate the Sublease. Within thirty
(30) days after the Tenant's receipt of notice, as set forth in Paragraph I below, of Master Landlord's election to terminate the Sublease, Tenant shall vacate the Tenant Premises. Upon such vacation by Tenant, Landlord and Tenant shall cause the Tenant Premises to be in

                                                      Landlord's     Tenant's
                                                       Initials      Initials
                                                      [ILLEGIBLE]   [ILLEGIBLE]
good condition and repair subject to ordinary wear and tear and damage by casualty. The provisions of this Paragraph shall not limit Master Landlord's remedies available pursuant to the Master Lease or at law or in equity.

      H. Notwithstanding the foregoing, any other payment of rent from Tenant directly to Master Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by Tenant to Master Landlord or serve to release Landlord from any liability under the terms, covenants, conditions, provisions or agreements under the Master Lease, in the absence of a specific written agreement signed by Master Landlord to such an effect.

      I. In the event the Master Lease shall be terminated by Master Landlord due to a default by Landlord on its obligations thereunder, or in the event of the expiration of the Master Lease prior to the expiration of the Sublease, and in the event that Master Landlord has not elected to terminate the Sublease pursuant to Paragraph G above, then, Tenant, immediately upon receipt of unilateral written notice from Master Landlord, hereby agrees to be bound to Master Landlord under the terms, covenants and conditions of the Sublease for the balance of the term thereof remaining with the same force and effect as if Master Landlord were the Landlord under the Sublease, and Tenant shall attom to Master Landlord as its Landlord upon the succession of Master Landlord to the interest of Landlord under the Sublease, and Master Landlord, if it has sent such notice, shall accept such attomment subject to the limitations contained in this Consent. Such attomment shall be effective upon receipt of written notice from Master Landlord and shall be self-operative without the execution of any further instrument by either party hereto, except Tenant hereby agrees that it will promptly execute and deliver any instruments which Master Landlord may reasonably request to evidence such attomment.

      J. Unless Master Landlord exercises its rights pursuant to Paragraph I above, the term of the Sublease shall expire and come to an end on its expiration date or any premature termination date thereof or concurrently with any premature termination of the Master Lease (whether by consent or other right, now or hereafter agreed to by Master Landlord or Landlord, or by operation of law or at Master Landlord's option in the event of Landlord's default under the Master Lease).

      K. Both Landlord and Tenant shall be, and continue to be, liable for the payment of all bills rendered by Master Landlord for charges incurred by Tenant for services and materials supplied to the Tenant Premises.

      L. This Consent is not assignable, nor shall this Consent be deemed a consent to any amendment, modification, extension or renewal of the Sublease (except as otherwise provided in Paragraph A.4. above) without Master Landlord's prior express written consent.

      M. Landlord and Tenant covenant and agree that under no circumstances shall Master Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease, and Landlord and Tenant agree to indemnify Master Landlord against same and

                                                      Landlord's     Tenant's
                                                       Initials      Initials
                                                      [ILLEGIBLE]   [ILLEGIBLE]
against any cost or expense (including, but not limited to, attorneys' fees) incurred by Master Landlord in resisting any claim for any such brokerage commission.

      N. Landlord and Tenant understand and acknowledge that this Consent is not a consent to any improvement or alteration to or in the Tenant Premises, and prior to the undertaking by Landlord or Tenant of any improvement or alteration to or in the Tenant Premises, Landlord shall obtain Master Landlord's prior written consent as provided for under the Master Lease, and if such consent is given, the same will be subject to Landlord and Tenant signing Master Landlord's standard form of agreement with respect to improvement or alteration work being performed by persons other than Master Landlord.

      O. Any notices, consents or demands given pursuant to this Consent by the parties hereto shall be in writing. Unless otherwise required by law or governmental regulation, any such notice, consent or demand shall be deemed given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (a) to Master Landlord, at the address indicated below or to such other address or notice party as Master Landlord may from time-to-time designate by notice in writing to Tenant; or (b) to Tenant, at the address indicated below or to such other address or notice party as Tenant may from time-to-time designate by notice in writing to Master Landlord. Any such notice shall be deemed given at the time same is personally delivered to the other party or forty-eight (48) hours after mailing as provided herein. During the period of any postal strike or other interference with the mails, personal delivery shall be substituted for registered or certified mail. For purposes of this Paragraph, Master Landlord's address shall be:

            600 Anton Boulevard Associates
            c/o Three Town Center
            3315 FairviewRoad
            Costa Mesa, CA. 92626
            Attn: 600 Anton Boulevard Controller

            and

            600 Anton Boulevard Associates Suite 930
            650 Town Center Drive Costa Mesa, CA.
            92626 Attn: Property Manager

and Tenant's address shall be:

            Commonwealth Energy Corporation
            600 Anton Boulevard
            Suite 2000
            Costa Mesa, CA. 92626

                                                      Landlord's     Tenant's
                                                       Initials      Initials
                                                      [ILLEGIBLE]   [ILLEGIBLE]

      P. The execution of a copy of this Consent, without change or modification, by Landlord and by Tenant shall be a condition precedent to the effectiveness of this Consent and shall indicate your joint and several confirmation of the foregoing conditions and of your joint and several agreement to be bound thereby and shall constitute Tenant's acknowledgment that it has received a copy of the Master Lease from Landlord.

      Q. This Consent shall not be effective unless and until executed by all of the parties, and when fully executed shall bind and inure to the benefit of all successors and assigns of each party.

      R. As between Master Landlord and Landlord or between Master Landlord and Tenant, in the event of any conflict between the Sublease and the Master Lease, or between the Sublease and this Consent, the Master Lease or this Consent, as applicable, shall prevail.

      S. Landlord hereby ratifies and confirms its obligations under the Master Lease. Landlord and Master Landlord acknowledge that neither Master Landlord nor Landlord is in default under the Master Lease and that Landlord has no existing claim against Master Landlord or right of offset or defense against enforcement by Master Landlord of the obligations of Landlord under the Master Lease.

                         (SIGNATURE BLOCK ON NEXT PAGE)

                                                      Landlord's     Tenant's
                                                       Initials      Initials
                                                      [ILLEGIBLE]   [ILLEGIBLE]

      This Consent contains the entire agreement of the parties hereto with respect to the subject matter hereof. This Consent may be executed in counterparts which upon execution by all parties shall constitute one integrated agreement.

MASTER LANDLORD:

600 ANTON BOULEVARD ASSOCIATES,
a California general partnership

By:   Three Town Center,
      a California general partnership
      Managing Partner

            By: [ILLEGIBLE]                   APPROVED AS TO FORM
                -----------             VAN ETTEN SUZUMOTO & BECKET LLP
                  Manager

      By: [ILLEGIBLE]                   BY: /s/ THOMAS L BECKET
          -----------                       ---------------------
            Manager                         THOMAS L BECKET, ESQ.

LANDLORD:

E*TRADE CONSUMER FINANCE CORP.,
a Delaware corporation

By: [ILLEGIBLE]
    -----------
Its: CTO/CAO

By: _________________
Its: ________________

TENANT:

COMMONWEALTH ENERGY CORPORATION,
a California corporation

By: /s/ IAN B. CARTER
    ---------------------
Its: CEO

By: /s/ JOHN A. BARTHROP
    ---------------------
Its: Secretary

                                                      Landlord's     Tenant's
                                                       Initials      Initials
                                                      [ILLEGIBLE]   [ILLEGIBLE]

                                   EXHIBIT "A"
                                 [the Sublease]

                               SUBLEASE AGREEMENT

      This Sublease Agreement ("Sublease") is made effective as of the 28th day of May, 2004, (the "Effective Date") by and between E*TRADE CONSUMER FINANCE CORP., a Delaware corporation fka GANIS CREDIT CORPORATION ("Sublessor"), and Commonwealth Energy Corporation, a California corporation ("Sublessee"). Sublessor agrees to sublease to Sublessee, and Sublessee agrees to sublease from Sublessor, those certain premises situated in the City of Costa Mesa, County of Orange, State of California, consisting of approximately 38,677 square feet of space consisting of the entire 20th and 21st floors of the building known as Plaza Tower, located at 600 Anton Boulevard, Costa Mesa, California ("Building"), more particularly set forth on Exhibit "A" hereto (the "Subleased Premises").

                                    ARTICLE 1

                        MASTER LEASE AND OTHER AGREEMENTS

      1.1 Subordinate to Master Lease. Except as specifically set forth herein, this Sublease is subject and subordinate to all of the terms and conditions of the lease (the "Original Lease") dated on May 15, 1999, between 600 Anton Boulevard Associates, a California general partnership ("Master Lessor") and Deutsche Financial Services Corporation, a Nevada corporation, as "Lessee", as amended by that certain First Amendment to lease made and entered into the 26th day of February, 2001 (the "First Amendment") and assigned to Sublessor's predecessor in interest Ganis Credit Corporation, a California corporation (the "Assignee"). The Original Lease, the First Amendment and the Assignment are collectively referred to herein as the "Master Lease". Sublessee hereby assumes and agrees to perform the obligations of Lessee under the Master Lease as more particularly set forth hereafter. Unless otherwise defined, all capitalized terms used herein shall have the same meanings as given them in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit "B" and incorporated herein by this reference. Sublessee shall not commit or permit to be committed any act or omission which would violate any term or condition of the Master Lease. Sublessee shall neither do nor permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Lessor under the Master Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all liability, judgments, costs, demands, claims, and damages of any kind whatsoever (including, without limitation, attorneys' fees and court costs) by reason of any failure on the part of Sublessee to perform any of the obligations of Lessee under the Master Lease which Sublessee has become obligated hereunder to perform. In the event of the termination of Sublessor's interest as Lessee under the Master Lease for any reason other than for Sublessor's breach, then this Sublease shall terminate automatically upon such termination without any liability of Master Lessor or Sublessor to Sublessee. Sublessee represents and warrants to Sublessor that it has read and is familiar with the Master Lease.

      1.2 Applicable Provisions. All of the terms and conditions contained in the Master Lease as they may apply to the Subleased Premises, except those directly contradicted by the terms and conditions contained in this document, and specifically except for Paragraphs paragraph 1, 2, 3(a), the last sentence of 3(f), 4, 6(a), 6(b) (except for the first sentence), 6(c),

20(j), 24, 27, 29, 30(b), 34, 48.1, 48.3, 48.4, 48.5, 48.9, 48.10, 48.11, 48.13,
48.14, Exhibit B and First Amendment are incorporated herein and shall be terms and conditions of this Sublease (with each reference therein to "Landlord" or "Lessor", "Tenant" or "Lessee" and "Lease" to be deemed to refer to Sublessor, Sublessee, and Sublease, respectively, as appropriate except the following provisions that are incorporated herein, the reference to Landlord or Lessor shall mean Master Lessor only: 3(f) (first two sentences), the first sentence of 5(a), 10(a), 20(f), 48.6,) and along with all of the following terms and conditions set forth in this document, shall constitute the complete terms and conditions of this Sublease.

      1.3 Obligations of Sublessor. Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Master Lease, and for all such services and rights Sublessee shall look solely to the Master Lessor under the Master Lease, and the obligations of Sublessor hereunder shall be limited to using its reasonable good faith efforts to obtain the performance by Master Lessor of its obligations. Sublessor shall have no liability to Sublessee or any other person for damage of any nature whatsoever as a result of the failure of Master Lessor to perform said obligations except for Master Lessor's termination of the Sublessor's interest as Lessee under the Master Lease in the event of Sublessor's breach of the Master Lease, and Sublessee shall indemnify and hold Sublessor harmless from any and all claims and liability whatsoever for any such damage including, without limitation, all costs and attorneys' fees incurred in defending against same. With respect to any obligation of Sublessee to be performed under this Sublease, when the Master Lease grants Sublessor a specific number of days to perform its obligations thereunder, Sublessee shall have two
(2) fewer days to perform. With respect to approval required to be obtained by "Landlord" under the Master Lease, such consent must be obtained from Master Lessor and Sublessor and the approval of Sublessor may be withheld if Master Lessor's consent is not obtained.

                                    ARTICLE 2

                                      TERM

      2.1 Term. The term of this Sublease shall commence on July 1, 2004, provided Sublessor has received Master Lessor's consent to this Sublease. This shall be referred to as the "Commencement Date." The term of this Sublease shall end on September 6, 2009, unless sooner terminated pursuant to any provision of the Master Lease applicable to the Subleased Premises (the "Expiration Date"). Sublessor shall have no obligation to Sublessee to exercise any of its options to extend under the Master Lease.

      2.2 Option to Extend. Sublessee shall have no option to extend this Sublease.

      2.3 Sublessor's Inability to Deliver Subleased Premises. In the event Sublessor is unable to deliver possession of the Subleased Premises on or before July 1, 2004, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable, but Sublessee shall not be liable for Rent until such time as Sublessor offers to deliver possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay.

      2.4 Early Access. Upon the date of (i) mutual execution hereof; (ii) receipt of the Security Deposit and first months Base Rent; and (iii) execution of the Entry and Indemnity Agreement attached hereto as Exhibit E, Sublessee shall have reasonable access to the Subleased Premises for the purposes of installing Sublessee's furniture, fixtures and communication equipment ("Early Access"). Sublessee's access shall be subject to all the terms and conditions of the Entry and Indemnity Agreement and this Sublease, including without limitation, all insurance and maintenance obligations, and all monetary obligations except the payment of Base Rent.

                                    ARTICLE 3

                                      RENT

      3.1 Rent. Sublessee shall pay to Sublessor each month during the term of this Sublease, rent in the amount of Seventy-One Thousand Five Hundred Fifty-Two and 45/100 Dollars ($71,552.45), in advance, on execution hereof for the first month and on or before the first of each month thereafter ("Base Rent"). Rent for partial months at the commencement or termination of this Sublease shall be prorated. Rent shall be paid to the Sublessor at its business address noted herein, or at any other place Sublessor may from time to time designate by written notice mailed or delivered to Sublessee.

      3.2 Additional Rent. Any other sums payable by Sublessee under this
Article 3 shall constitute and be due as additional rent. Base Rent, and additional rent if any, shall herein be referred to as "Rent".

            3.2.1 Additional Rent Under the Master Lease. If Sublessor shall be charged for additional rent or other sums pursuant to any of the provisions of the Master Lease, Sublessee shall be liable, commencing January 1, 2006, for its pro rata share of increase in such additional rent or sums over the base calendar year of 2005 ("Base Year"). Sublessee's pro rata share under this Sublease shall be calculated by multiplying the total additional rent or other charge due by a fraction, the numerator of which shall be the approximate square footage of the Subleased Premises and the denominator of which shall be the approximate square footage of the entire premises under the Master Lease. All measurements noted in this Section are included in the Master Lease. Sublessee acknowledges all square footage measurements noted and relied on in this Sublease and the Master Lease are estimates, and no adjustments shall be made based upon any actual measurements which may be made. If Sublessee shall procure any additional services from Master Lessor, or if additional rent or other sums are incurred for Sublessee's sole benefit, Sublessee shall make such payment to Sublessor or Master Lessor, as Sublessor shall direct and such charges shall not be pro rated between Sublessor and Sublessee.

            3.2.2 Additional Rent Under the Sublease. As and for additional rent, Sublessee shall be responsible, commencing January 1, 2006, for its pro rata share of expenses incurred by Sublessor for the operation and maintenance of the Premises, including, without limitation, Sublessor's insurance as "Tenant" under the Master Lease. Sublessor shall invoice Sublessee monthly and Sublessee shall pay its pro rata share of such additional rent within ten (10) days of invoice.

                                    ARTICLE 4

                                SECURITY DEPOSIT

      4.1 Security Deposit. Upon execution hereof. Sublessee shall deposit with Sublessor the sum of Two Hundred Fourteen Thousand Six Hundred Fifty-Seven and 35/100 Dollars ($214,657.35) as and for a Security Deposit to secure Sublessee's full and timely performance of all of its obligations hereunder. If Sublessee fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults and/or fails to perform with respect to any provision of this Sublease, Sublessor may (but shall not be obligated to) use, apply, or retain all or any portion of said deposit for payment of any sum for which Sublessee is obligated or which will compensate Sublessor for any foreseeable or unforeseeable loss or damage which Sublessor may suffer thereby including, without limitation, any damage that will result in the future through the term of the Sublease, to repair damage to the Subleased Premises, to clean the Subleased Premises at the end of the term or for any loss or damage caused by the act or omission of Sublessee or Sublessee's officers, agents, employees, independent contractors or invitees. Sublessee waives the provisions of California Civil Code Section 1950.7 and all other provisions of law now in force or that become in force after the date of execution of this Sublease that provide that Sublessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Sublessee or to clean the Subleased Premises. Any such use, application, or retention shall not constitute a waiver by Sublessor of its right to enforce its other remedies hereunder, at law, or in equity. If any portion of said deposit is so used, applied, or retained. Sublessee shall, within ten (10) days after delivery of written demand from Sublessor, restore said deposit to its original amount. Sublessee's failure to do so shall constitute a material breach of this Sublease, and in such event Sublessor may elect, among or in addition to other remedies, to terminate this Sublease. Sublessor shall not be a trustee of such deposit, and shall not be required to keep this deposit separate from its accounts. Sublessor alone shall be entitled to any interest or earnings thereon and Sublessor shall have the free use of same. If Sublessee fully and faithfully performs all of its obligations hereunder, then so much of the deposit as remains shall be returned to Sublessee (without payment of interest or earnings thereon) within 30 days after the later of(i) expiration or sooner termination of the term hereof, or (ii) Sublessee's surrender of possession of the Subleased Premises to Sublessor.

      4.2 Reduction of the Security Deposit.

            4.2.1 Provided Sublessee is not in default hereunder and has not been in default at anytime during the term hereof, at the end of the thirtieth
(30th) month, the Security Deposit shall be reduced by the amount of Seventy-One Thousand Five Hundred Fifty-Two and 45/100 Dollars ($71,552.45), which Sublessor shall apply to the thirty-first (31st) month of the term.

            4.2.2 Provided Sublessee is not in default hereunder and has not been in default at anytime during the term hereof, in addition to the reduction set forth in subsection 4.2.1 above, at the end of the forty-second (42nd) month, the Security Deposit shall be reduced by the amount of Seventy-One Thousand Five Hundred Fifty-Two and 45/100 Dollars ($71,552.45), which Sublessor shall apply to the forty-third (43rd) month of the term.

                                    ARTICLE 5

                         CONDITION OF SUBLEASED PREMISES

      5.1 Condition of the Subleased Premises. Sublessee acknowledges that as of the Commencement Date, the Subleased Premises, and every part thereof, are in good condition and without need of repair, and Sublessee accepts the Subleased Premises "AS IS", Sublessee having made all investigations and tests it has deemed necessary or desirable in order to establish to its own complete satisfaction the condition of the Subleased Premises. Sublessee accepts the Subleased Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Subleased Premises and any covenants or restrictions of record. Sublessee acknowledges that neither Sublessor nor Master Lessor have made any representations or warranties as to the condition of the Subleased Premises or its present or future suitability for Sublessee's purposes.

      5.2 Surrender. Sublessee shall keep the Subleased Premises, and every part thereof in good order and repair. In addition to Sublessee's requirements under the Master Lease, Sublessee shall surrender the Subleased Premises in the same condition as received, ordinary wear and tear excepted, provided Sublessee performs all necessary maintenance, repair and cleaning to maintain the Subleased Premises in the condition it was delivered at the Early Access Date. Notwithstanding the foregoing, if Master Lessor consents in writing the surrender of the Subleased Premises in any condition other than as set forth hereinabove, without liability to Sublessor, Sublessee shall be entitled to surrender the Subleased Premises in such condition as consented to by Master Lessor.

                                    ARTICLE 6

                                    INSURANCE

      6.1 Sublessee's Insurance With respect to the Tenant's insurance under the Master Lease, the same is to be provided by Sublessee as described in the Master Lease, and such policies of insurance shall include as additional insureds Master Lessor, Sublessor and any lender as required by Master Lessor.

      6.2 Waiver of Subrogation. With respect to the waiver of subrogation contained in the Master Lease, such waiver shall be deemed to be modified to constitute an agreement by and among Master Lessor, Sublessor and Sublessee (and Master Lessor's consent to this Sublease shall be deemed to constitute its approval of this modification).

                                    ARTICLE 7

                USE OF SUBLEASED PREMISES: PARKING: IMPROVEMENTS

      7.1 Use of Subleased Premises Sublessee shall use the Subleased Premises only for those purposes permitted in the Master Lease.

      7.2 Alterations: Improvements Sublessee shall not make any alterations, improvements, or modifications to the Subleased Premises without the express prior written consent of Sublessor and of Master Lessor, which consent by Sublessor shall not be unreasonably withheld. Sublessee shall reimburse Master Lessor and Sublessor for all costs which Master Lessor and Sublessor may incur in connection with granting approval to Sublessee for any alterations and additions, including, without limitation. Master Lessor's and Sublessor's reasonable attorneys' fees and costs. Sublessee shall provide Master Lessor and Sublessor with a set of "as-built" drawings for any such work, together with copies of all permits obtained by Sublessee in connection with performing any such work, within fifteen (15) days after completing such work. Sublessor may impose as a condition of its consent to such alterations, improvements, or modifications, such requirements as Sublessor may deem reasonable and desirable, including, but not limited to the requirement that materialmen be approved by Sublessor and that Sublessee, and/or Sublessee's contractors) post a payment and/or completion bond to guarantee the performance of its construction obligations hereunder. On termination of this Sublease, Sublessee shall remove any or all of such improvements and restore the Subleased Premises (or any part thereof) to the same condition as of the Commencement Date of this Sublease, reasonable wear and tear excepted or as otherwise instructed in writing by either Sublessor or Master Lessor. Should Sublessee fail to remove such improvements and restore the Subleased Premises on termination of this Sublease unless instruction otherwise in writing as set forth above. Sublessor shall have the right to do so, and charge Sublessee therefor, plus a service charge often percent (10%) of the costs incurred by Sublessor.

      7.3 Parking. So long as Sublessee is not in default and subject to the rules and regulations imposed from time to time by Master Lessor or Sublessor, Sublessee shall have the right to the non-exclusive use of One Hundred Eleven
(111) Base Parking Contracts (as defined in the Master Lease) and exclusive use of Five (5) reserved Base Parking Contracts (as defined in the Master Lease) in the common parking areas under parking contracts with the Master Lessor. Such One Hundred Sixteen (116) parking contracts shall be at no additional charge to Sublessee during the term of the Sublease. At any time during the term of this Sublease and upon thirty (30) days prior notice, Master Lessor may require Sublessee to convert up to 25% of its parking contracts to Rooftop Parking (as defined in the Master Lease). Such parking contracts and use of the parking areas are subject to the rules and regulations imposed from time to time by Master Lessor.

                                    ARTICLE 8

                      ASSIGNMENT. SUBLETTING & ENCUMBRANCE

      8.1 Consent Required. Sublessee shall not assign this Sublease or any interest therein nor shall Sublessee sublet, license, encumber or permit the Subleased Premises or any part thereof to be used or occupied by others, without Sublessor's and Master Lessor's prior written consent. Sublessor's consent shall not be unreasonably withheld provided, however. Sublessor's withholding of consent shall in all events be deemed reasonable if for any reason Master Lessor's consent is not obtained. The consent by Sublessor and Master Lessor to any assignment or subletting shall not waive the need for Sublessee (and Sublessee's assignee or Sublessee) to obtain the consent of Sublessor and Master Lessor to any different or further assignment or subletting. All Conditions and Standards set forth in the Master Lease regarding assignments and subletting shall apply.

      8.2 Form of Document. Every assignment, agreement, or sublease shall (i) recite that it is and shall be subject and subordinate to the provisions of this Sublease, that the assignee or Sublessee assumes Sublessee's obligation hereunder, that the termination of this Sublease shall at Sublessor's sole election, constitute a termination of every such assignment or sublease, and
(ii) contain such other terms and conditions as shall be reasonably requested or provided by Sublessor's attorneys.

      8.3 No Release of Sublessee. Regardless of Sublessor's consent, no subletting or assignment shall release Sublessee of Sublessee's obligation or alter the primary liability of Sublessee to pay the Rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of Rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. In the event of default by any assignee, subtenant or any other successor of Sublessee, in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee, subtenant or successor.

      8.4 Default. An involuntary assignment shall constitute a default and Sublessor shall have the right to elect to terminate this Sublease, in which case this Sublease shall not be treated as an asset of Sublessee.

      8.5 Recapture. Notwithstanding the foregoing, in the event Sublessee requests Sublessor's consent to sublet all or any portion of the Subleased Premises, or to assign this Sublease, Sublessor may in its sole discretion, elect to terminate this Sublease within fifteen (15) days after receipt of Sublessee's request by written notification to Sublessee of such election, in which case the Sublease shall terminate effective thirty (30) days following such election.

                                    ARTICLE 9

                                     DEFAULT

      9.1 Default Described. The occurrence of any of the following shall constitute a material breach of this Sublease and a default by Sublessee: (i) failure to pay Rent or any other amount within three (3) business days after due; (ii) all those items of default set forth in the Master Lease which remain uncured after the cure period provided in the Master Lease; or (iii) Sublessee's failure to perform timely and subject to any cure periods any other material provision of this Sublease or the Master Lease as incorporated herein.

      9.2 Sublessor's Remedies. Sublessor shall have the remedies set forth in the Master Lease as if Sublessor is Master Lessor. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

      9.3 Sublessee's Right to Possession Not Terminated. Sublessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Sublessor may continue this Sublease in full force and effect, and Sublessor shall have the right to collect rent and other sums when due. During the period Sublessee is in default. Sublessor may enter the Subleased Premises and relet them, or any part of them, to third parties for Sublessee's account and alter or install locks and other security devices at the Subleased Premises. Sublessee shall be liable immediately to Sublessor for all costs Sublessor incurs in reletting the Subleased Premises, including, without limitation, attorneys' fees, brokers' commissions, expenses of remodeling the Subleased Premises required by the reletting, and like costs. Reletting may be for a period equal to, shorter or longer than the remaining term of this Sublease and rent received by Sublessor shall be applied to (i) first, any indebtedness from Sublessee to Sublessor other than rent due from Sublessee; (ii) second, all costs incurred by Sublessor in reletting, including, without limitation, brokers' fees or commissions and attorneys fees, the cost of removing and storing the property of Sublessee or any other occupant, and the costs of repairing, altering, maintaining, remodeling or otherwise putting the Subleased Premises into condition acceptable to a new Sublessee or Sublessees; (iii) third, rent due and unpaid under this Sublease. After deducting the payments referred to in this subsection 9.3, any sum remaining from the rent Sublessor receives from reletting shall be held by Sublessor and applied in payment of future rent and other amounts as rent and such amounts become due under this Sublease. In no event shall Sublessee be entitled to any excess rent received by Sublessor.

      9.4 All Sums Due and Payable as Rent. Sublessee shall also pay without notice, or where notice is required under this Sublease, immediately upon demand without any abatement, deduction, or setoff, as additional rent all sums, impositions, costs, expenses, and other payments which Sublessee in any of the provisions of this Sublease assumes or agrees to pay, and, in case of any nonpayment thereof, Sublessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for in this Sublease or by law in the case of nonpayment of rent.

      9.5 No Waiver. Sublessor may accept Sublessee's payments without waiving any rights under the Sublease, including rights under a previously served notice of default. No payment by Sublessee or receipt by Sublessor of a lesser amount than any installment of rent due or other sums shall be deemed as other than a payment on account of the amount due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Sublessor may accept such check or payment without prejudice of Sublessor's right to recover the balance of such rent or other sum or pursue any other remedy provided in this Sublease, at law or in equity. If Sublessor accepts payments after serving a notice of default. Sublessor may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Sublessee any further notice or demand. Furthermore, the Sublessor's acceptance of rent from Sublessee when the Sublessee is holding over without express written consent does not convert Sublessee's tenancy from a tenancy at sufferance to a month-to-month tenancy. No waiver of any provision of this

Sublease shall be implied by any failure of Sublessor to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Sublessor of any provision of this Sublease must be in writing. Such waiver shall affect only the provisions specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Sublessor shall impair such right or remedy or be construed as a waiver thereof by Sublessor. No act or conduct of Sublessor, including, without limitation the acceptance of keys to the Subleased Premises shall constitute acceptance or the surrender of the Subleased Premises by Sublessee before the Expiration Date. Only written notice from Sublessor to Sublessee of acceptance shall constitute such acceptance or surrender of the Subleased Premises. Sublessor's consent to or approval of any act by Sublessee which requires Sublessor's consent or approval shall not be deemed to waive or render unnecessary Sublessor's consent to or approval of any subsequent act by Sublessee.

      9.6 Sublessor Default. For purposes of this Sublease, Sublessor shall not be deemed in default hereunder unless and until Sublessee shall first deliver to Sublessor thirty (30) days' prior written notice, and Sublessor shall fail to cure said default within said thirty (30) day period, or in the event Sublessor shall reasonably require in excess of thirty (30) days to cure said default, shall fail to commence said cure with said thirty (30) day period, and thereafter diligently to prosecute the same to completion.

      9.7 Notice of Event of Default under Master Lease. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor's receipt of notice from Master Lessor of an Event of Default or Sublessor's actual knowledge of such impairment.

                                   ARTICLE 10

                            CONSENT OF MASTER LESSOR

      10.1 Precondition. The Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor. This Sublease shall not be effective unless and until Master Lessor signs a consent to this subletting satisfactory to Sublessor.

                                   ARTICLE 11

                               HAZARDOUS MATERIALS

      11.1 Hazardous Materials. Notwithstanding anything contained herein or in the Master Lease to the contrary, Sublessee shall not store, use, or dispose of any Hazardous Material (as such is defined in the Master Lease) on, under, or about the Subleased Premises.

      11.2 Indemnity. Sublessee shall be solely responsible for and shall defend, indemnify and hold Sublessor and its partners, employees and agents harmless from and against all claims, penalties, expenses and liabilities, including attorneys' and consultants' fees and costs, arising out of or caused in whole or in part, directly or indirectly, by or in connection with its storage, use, disposal or discharge of Hazardous Materials whether in violation of this section or not, or

Sublessee's failure to comply with any Hazardous Materials law. Sublessee shall further be solely responsible for and shall defend, indemnify and hold Sublessor harmless from and against any and all claims, costs and liabilities, including attorneys' and consultants' fees and costs, arising out of or in connection with the removal, cleanup, detoxification, decontamination and restoration work and materials necessary to return the Subleased Premises to their condition existing prior to Sublessee's storage, use or disposal of the Hazardous Materials on the Subleased Premises. For the purposes of the indemnity provisions hereof, any acts or omissions of Sublessee or by employees, agents, assignees, contractors or subcontractors of Sublessee (whether or not they are negligent, intentional or unlawful) shall be strictly attributable to Sublessee. Sublessee's obligations under this section shall survive the termination of this Sublease.

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Conflict with Master Lease: Interpretation. In the event of any conflict between the provisions of the Master Lease and this Sublease, the Master Lease shall govern and control except to the extent directly contradicted by the terms of this Sublease. No presumption shall apply in the interpretation or construction of this Sublease as a result of Sublessor having drafted the whole or any part hereof.

      12.2 Remedies Cumulative. The rights, privileges, elections, and remedies of Sublessor in this Sublease, at law, and in equity are cumulative and not alternative.

      12.3 Waiver of Redemption. Sublessee hereby expressly waives any and all rights of redemption to which it may be entitled by or under any present or future laws in the event Sublessor shall obtain a judgment for possession of the Subleased Premises.

      12.4 Damage and Destruction: Condemnation. Notwithstanding anything contained in the Master Lease to the contrary, in the event of any damage, destruction, casualty, condemnation or threat of condemnation affecting the Subleased Premises, Rent payable hereunder shall not be abated except to the extent that Rent is abated under the Master Lease with respect to the Subleased Premises. Sublessee shall have no right to terminate this Sublease in connection with any damage, destruction, casualty, condemnation or threat of condemnation except to the extent the Master Lease is also terminated as to the Subleased Premises.

      12.5 Holding Over. Sublessee shall have no right to Holdover. If Sublessee does not surrender and vacate the Subleased Premises at Expiration Date of this Sublease, Sublessee shall be a tenant at sufferance and the parties having agreed that the Rent shall be at the greater of (1) the daily rate of two hundred percent (200%) of the monthly Rent set forth in Article 3, divided by thirty (30) days or (2) the daily rate of two hundred percent (200%) of the Rent due to Master Lessor from Sublessor under the Master Lease for the Subleased Premises divided by thirty (30) days, together with any additional rent due and payable during such period of time. In connection with the foregoing. Sublessor and Sublessee agree that the reasonable rental value of the Subleased Premises following the Expiration Date of the Sublease shall be the amounts set forth above per month. Sublessor and Sublessee acknowledge and agree that, under the circumstances existing as of the Effective Date, it is impracticable and/or extremely difficult to ascertain the reasonable rental value of the Subleased Premises on the Expiration Date and that the reasonable rental value established herein is a reasonable estimate of the damage that Sublessor would suffer as the result of the failure of Sublessee to timely surrender possession of the Subleased Premises. The parties acknowledge that the liquidated damages established herein is not intended as a forfeiture or penalty within the meaning of California Civil Code sections 3275 or 3369, but is intended to constitute liquidated damages to Sublessor pursuant to California Civil Code sections 1671, 1676, and 1677. Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Sublessor if Sublessee fails to surrender the Subleased Premises upon the termination or expiration of this Sublease, in addition to any other liabilities to Sublessor accruing therefrom, Sublessee shall indemnify, defend and hold Sublessor harmless from all claims resulting from such failure, including, without limitation, any claims by any third parties based on such failure to surrender and any lost profits to Sublessor resulting therefrom.

      12.6 Signage. Sublessee shall not place any signs on or about the Subleased Premises without Sublessor's and Master Lessor's prior written consent. All signs shall be at Sublessee's sole cost and shall comply with the terms of the Master Lease and with all local, federal and state rules, regulations, statutes, and ordinances at all times during the term hereof. Sublessee acknowledges and agrees that its request for consent to signage shall be limited to Building standard suite signage at the Subleased Premises and lobby directory signage. Sublessee, at Sublessee's cost, shall remove all such signs and graphics prior to the termination of this Sublease and repair any damage caused by such removal. Sublessor shall use commercially reasonable efforts, without the requirement to incur any costs, to assist Sublessee in obtaining such signage

      12.7 Offer. Preparation of this Sublease by either Sublessor or Sublessee or either parties' agent and submission of same to Sublessor or Sublessee shall not be deemed an offer to Sublease. This Sublease is not intended to be binding until executed and delivered by all Parties hereto.

      12.8 Due Authority. If Sublessee signs as a corporation, each of the persons executing this Sublease on behalf of Sublessee represent and warrant that they have the authority to bind Sublessee, Sublessee has been and is qualified to do business in the State of California, that the corporation has full right and authority to enter into this Sublease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Sublessee signs as a partnership, trust or other legal entity, each of the persons executing this Sublease on behalf of Sublessee represent and warrant that they have the authority to bind Sublessee, Sublessee has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the State of California and that such entity on behalf of the Sublessee was authorized to do so by any and all appropriate partnership, trust or other actions. Sublessee agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the authorization of Sublessee to enter into this Sublease.

      12.9 Multiple Counterparts. This Sublease may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Sublease transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

      12.10 Building Contaminants. To prevent the contamination, growth, or deposit of any mold, mildew, bacillus, virus, pollen, or other micro-organism (collectively, "Biologicals") and the deposit, release or circulation of any indoor contaminants including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, "Contaminants") that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Building or their invitees (each, an "Occupant"), Sublessee shall, at Sublessee's sole cost and expense, at all times during the term hereof (1) operate the Subleased Premises in such a manner to reasonably prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers, and any other locations where stagnant water or moisture could accumulate, and (2) otherwise operate the Subleased Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants.

                                   ARTICLE 13

                                USE OF FURNITURE

      13.1 Use. Sublessee may use certain furniture, work stations and office equipment located in the Subleased Premises as set forth on Exhibit "C" ("Furniture"). Sublessee accepts the Furniture in its "as is" condition. Sublessor makes no warranty, other than as to title, as to the condition of the Furniture or its present or future suitability for Sublessee's purposes. Upon termination of this Sublease, Sublessee shall return the Furniture to Sublessor in the same condition as received, ordinary wear and tear excepted conditioned on the obligation of Sublessee to use the Furniture in a careful and proper manner and to clean and repair the Furniture in the manner necessary to maintain the Furniture in the condition it was initially provided to Sublessee. Sublessee shall be liable for any damage to the Furniture and solely responsible for all costs associated with the maintenance, cleaning and repair of the Furniture.

      13.2 Right to Purchase Furniture. Provided (i) Sublessee is not in default under the terms and conditions of this Sublease or the Master Lease hereunder and (ii) the Expiration Date under the Sublease occurs concurrently with the expiration or sooner termination of the Master Lease then on the Expiration Date, Sublessee shall have the option of purchasing the Furniture for the sum of One Dollar ($1.00), pursuant to the Bill of Sale attached hereto as Exhibit "D".

                                   ARTICLE 14

                              BROKER'S COMMISSIONS

      14.1 Commission. Sublessor and Sublessee represent and warrant to each other that each has dealt with the following brokers South Coast Plaza (Sublessor's Broker) and CB Richard Ellis (Sublessee's Broker) and with no other agent, finder, or other such person with respect to this Sublease and each agrees to indemnify and hold the other harmless from any claim asserted against the other by any broker, agent, finder, or other such person not identified above as Sublessor's Broker or Sublessee's Broker. The Commission to the Brokers is pursuant to separate agreement.

                                   ARTICLE 15

                              NOTICES AND PAYMENTS

      15.1 Certified Mail. Any notice, demand, request, consent, approval, submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail or commercial overnight delivery service. Such Notice shall be effective on the date of actual receipt (in the case of personal service or commercial overnight delivery service) or two days after deposit in the United States mail, to the following addresses:

          Sublessor at:             Mark Ravesloot
                                    Executive Vice President
                                    CB Richard Ellis
                                    200 Park Avenue
                                    New York, NY 10166

          With a copy to:           Hopkins & Carley
                                    70 S First Street
                                    San Jose, CA 951139
                                    Attention: Julie A. Frambach, Esq.

          To the Sublessee:         At the Subleased Premises, whether or not
                                    Sublessee has abandoned or vacated the
                                    Subleased Premises or notified the Sublessor of any other address. Attention: Legal
                                    Department

          with a copy to:           N/A

      15.2 When this Sublease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Sublease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute

                                   ARTICLE 16

                            ATTORNEYS' FEES AND COSTS

      16.1 Sublessor Made Party to Litigation. If Sublessor becomes a party to any litigation brought by someone other than Sublessee and concerning this Sublease, the Subleased Premises, or Sublessee's use and occupancy of the Subleased Premises to the extent, based upon any real alleged act or omission of Sublessee or its authorized representatives, Sublessee shall be liable to Sublessor for reasonable attorneys' fees and court costs incurred by Sublessor in the litigation.

      16.2 Certain Litigation Between the Parties. In the event any action or proceeding at law or in equity or any arbitration proceeding be instituted by either party, for an alleged breach of any obligation of Sublessee under this Sublease, to recover rent, to terminate the tenancy of Sublessee at the Subleased Premises, or to enforce, protect, or establish any right or remedy of a party to this Sublease Agreement, the prevailing party (by judgment or settlement) in such action or proceeding shall be entitled to recover as part of such action or proceeding such reasonable attorneys' fees, expert witness fees, and court costs as may be fixed by the court or jury, but this provision shall not apply to any cross-complaint filed by anyone other than Sublessor in such action or proceeding.

      16.3 Sublessor's Costs. In any case where Sublessee requests permission from Sublessor to assign, sublet, make alterations, or receive any other consent or obtain any waiver from or modification to the terms of this Sublease, Sublessee shall pay to Sublessor a reasonable administrative charge and Sublessor's reasonable attorney's fees incurred by Sublessor in reviewing such request.

                                   ARTICLE 17

                                LETTER OF CREDIT

      Letter of Credit. In lieu of the cash Security Deposit set forth in
Section 4.1 above, Sublessee may provide to Sublessor an unconditional, irrevocable Letter of Credit ("Letter of Credit") in the amount of Two Hundred Fourteen Thousand Six Hundred Fifty-Seven and 35/100 Dollars ($214,657.35) in favor of Sublessor and issued by a bank reasonably acceptable to Sublessor ("Issuer"). The Letter of Credit shall (1) be fully transferable by Sublessor without payment of transfer fees, (2) permit multiple drawings, and (3) provide that draws, including partial draws, at Sublessor's election, will be honored upon the delivery to the Issuer a certificate signed by Sublessor, or its authorized agent, that Sublessor is entitled to make the requested draw pursuant to the terms of the Sublease. The Letter of Credit is to be issued pursuant to ISP98 rather than UCP 500. If Sublessee fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may (but shall not be obligated to) use, apply or retain all or any portion of the Letter of Credit for payment of any sum for which Sublessee is obligated or which will compensate Sublessor for any loss or damage which Sublessor may suffer thereby. Any draw or partial draw of the Letter of Credit shall not constitute a waiver by Sublessor of its right to enforce its other remedies hereunder, at law or in equity. If any portion of the Letter of Credit is drawn upon, Sublessee shall, within ten (10) days after delivery of written demand from Sublessor, restore said Letter of Credit to its original amount. The Letter of Credit shall be in effect for the entire term of this Sublease plus sixty (60) days beyond the expiration of the Sublease term. The Letter of Credit will automatically renew each year during the Sublease term unless the beneficiary under the Letter of Credit is given at least thirty (30) days prior notice of a non-renewal by the issuing bank, and Sublessor shall be able to draw on the Letter of Credit in the event of such notice. The parties agree that the provisions of Civil Code Sections 1950.7 and 1951.7 do not apply to the Letter of Credit or any proceeds from the Letter of Credit.

                                   ARTICLE 18

                                    EXHIBITS

      Exhibits and Attachments. All exhibits and attachments to this Sublease are a part hereof.

      IN WITNESS WHEREOF, Sublessor and Sublessee have executed and delivered this Sublease on the date first set forth above.

SUBLESSOR                                       SUBLESSEE

E*TRADE Consumer Finance Corp.,                 Commonwealth Energy Corporation,
a Delaware corporation                          a California corporation

----------------------------                    --------------------------------

By: /s/ [ILLEGIBLE]                             By: /s/ IAN B. CARTER
   -------------------------                        ----------------------------
Its: C.T.O./C.A.O.                              Its: CEO
    ------------------------

----------------------------                    --------------------------------

By: /s/ [ILLEGIBLE]                             By: /s/ JOHN A. BARTHROP
   -------------------------                       -----------------------------

Its: C.O.O.                                     Its: Secretary
    ------------------------

                                    EXHIBIT A

                               SUBLEASED PREMISES

                                  [FLOOR PLAN]

                                 600 ANTON BOULEVARD, COSTA MESA, CA: 20TH FLOOR

                                  [FLOOR PLAN]

                                 600 ANTON BOULEVARD, COSTA MESA, CA: 21ST FLOOR

                                    EXHIBIT B

                                  MASTER LEASE

                                    EXHIBIT C

                                    FURNITURE

                                    EXHIBIT D

                                  BILL OF SALE

                                  BILL OF SALE

      By this Bill of Sale with the effective date of __________________ (the"Effective Date") and for the consideration of One Dollars ($1.00) hereby acknowledged as received, E*TRADE Financial Corp., a Delaware corporation ("SELLER") does hereby unconditionally convey, transfer and deliver to and Commonwealth Energy Corporation, a _________________________ ("BUYER") all right, title and interest to that certain personal property set forth in Exhibit A attached hereto, and without warranty except as to title, and "as is" and "where is" in all respects.

      This Bill of Sale shall in all respects be governed by, and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance.

  IN WITNESS WHEREOF, this Bill of Sale is executed as of the Effective Date.

SELLER

E*TRADE Financial Corp., a
Delaware corporation

By:  __________________________________
Its: __________________________________

                                    EXHIBIT A

                                    EXHIBIT E

                          ENTRY AND INDEMNITY AGREEMENT

      This Entry and Indemnity Agreement (the "Agreement") is entered into as of May ____2004 (the "Effective Date") between E*TRADE CONSUMER FINANCE CORP. a Delaware corporation fka GANIS CREDIT CORPORATION ("Licensor"), and Commonwealth Energy Corporation, a California corporation ("Licensee").

      A. Deutsche Financial Services Corporation, a Nevada corporation, as "Lessee" entered that certain Lease Agreement dated on May 15, 1999, with 600 Anton Boulevard Associates, a California general partnership ("Master Lessor") as amended by that certain First Amendment to lease made and entered into the 26th day of February, 2001 (the "First Amendment") and assigned to Licensor's predecessor in interest Ganis Credit Corporation, a California corporation (the "Assignee"). The Original Lease, the First Amendment and the Assignment are collectively referred to herein as the "Master Lease".

      B. Licensor and Licensee have executed that certain Sublease Agreement dated May__, 2004 ("Sublease Agreement") with respect to the Subleased Premises (as defined in the Sublease Agreement) consisting of approximately 38,677 square feet of space consisting of the entire 20th and 21st floors of the building known as Plaza Tower, located at 600 Anton Boulevard, Costa Mesa, California.

      C. The Master Lease requires that the Master Lessor consent to the Sublease Agreement.

      D. Prior to receipt of Master Lessor's consent to the Sublease Agreement, Licensee desires to enter upon the Subleased Premises for the purpose of installing Licensee's furniture, fixtures and communication equipment

      E. Licensor is willing to allow Licensee a limited license on the Sublease Premises, but only in accordance with the terms of this Agreement.

      F. Terms not defined herein shall have the meanings set forth in the Sublease Agreement.

      In this factual context, the parties agree as follows:

      1. Limited License. Licensor grants Licensee a limited and revocable license to enter upon the Subleased Premises solely for the limited the purposes of installing Licensee's furniture, fixtures and communication equipment (the "Permitted Activities"). All activities at the Subleased Premises shall be at Licensee's sole cost and expense and at Licensee's sole risk. The license term shall continue until the Commencement Date of the Sublease Agreement, but in no event shall the license extend beyond August 1, 2004 (the "License Period"). The approval by Licensor of any Permitted Activity shall not be deemed in any way to obligate Licensor in the event the Master Lessor does not consent to the Sublease or the Permitted Activities.

      2. Conduct of Activities. Licensee shall not conduct any activities other than the Permitted Activities at the Subleased Premises and the Permitted Activities shall be conducted in full compliance with each law, zoning restriction, ordinance, rule, regulation or requirement of any governmental or quasi-governmental agency with jurisdiction over the Subleased Premises.

      3. Indemnification. Licensee shall not permit any mechanic's or other liens to be filed against the Subleased Premises, the Premises or the Building as a result of its or its representatives' actions and Licensee at its sole cost shall cause any liens so filed to be removed within five (5) days after notice of filing, by bond or otherwise. Licensee at its sole cost shall indemnify, protect, defend (with counsel reasonably acceptable to Licensor and Master Lessor), release, waive and hold harmless Licensor and Master Lessor, and their trustees, directors officers, beneficiaries, employees and agents, from and against any claims, liabilities and expenses, including without limitation, reasonable attorneys' fees and costs of defense and costs and expenses of all experts and consultants, arising directly or indirectly, in whole or in part, out of any act or omission in connection with the Subleased Premises by or on behalf of Licensee or its employees, invitees, agents or contractors, or in connection with or resulting from Licensee's entry on the Subleased Premises, or in connection with Licensee's failure to restore the Subleased Premises if required to do so pursuant to Section 10 below. This indemnity shall survive the termination or expiration of this Agreement.

      4. Insurance. Prior to any entry onto the Subleased Premises, Licensee shall obtain and provide satisfactory evidence of coverage of the insurance required under the Master Lease. Such insurance shall name Licensor and Master Lessor as an additional insureds. Licensee shall maintain this policy in effect so long as this Agreement is outstanding.

      5. Attorneys' Fees. If any legal action or other proceeding is commenced which is related to this Agreement, the losing party shall pay the prevailing party's actual attorneys' fees and expenses incurred in the preparation for, conduct of or appeal or enforcement of judgment from the proceeding. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

      6. Waiver or Amendment. No amendment of or waiver of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.

      7. Notices. All notices, consents, requests, demands or other communications to or upon the respective parties shall be in writing and shall be effective for all purposes upon receipt on any business day before 5:00 PM local time and on the next business day if received after 5:00 PM or on other than a business day, including without limitation, in the case of(i) personal delivery, (ii) delivery by messenger, express or air courier or similar courier,
(iii) delivery by United States first class certified or registered mail, postage prepaid and (iv) transmittal by telecopier or facsimile, addressed as follows:

         To Licensor:                   Mark Ravesloot
                                        Executive Vice President
                                        CB Richard Ellis
                                        200 Park Avenue
                                        New York, NY 10166

         With a copy to:                Hopkins & Carley
                                        70 S First Street
                                        San Jose, CA 951139
                                        Attention: Julie A. Frambach, Esq.

         To Licensee:

In this section "business days" means days other than Saturdays, Sundays, and federal and state legal holidays. Either party may change its address by written notice to the other in the manner set forth above. Receipt of communications by United States first class or registered mail will be sufficiently evidenced by return receipt. In the case of illegible or otherwise unreadable facsimile transmissions, the receiving party shall promptly notify the transmitting party of any transmission problem and the transmitting party shall promptly resend any affected pages.

      8. Successors and Assigns. This Agreement is binding upon, and inures to the benefit of, the parties and their respective successors and assigns.

      9. Counterparts. This agreement may be executed in multiple counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document. For this purpose, facsimile signature pages shall be considered equivalent to ink originals.

      10. Restoration. If Master Lessor does not consent to the Sublease Agreement on or before __________, within ten (10) business days after such date. Licensee promptly shall restore the Subleased Premises to its condition as of the Effective Date hereof including, without limitation the removal of Licensee's furniture and equipment (excluding any of Licensor's equipment) from the Subleased Premises and vacate the Subleased Premises. Licensee may remain in the Subleased Premises for the purpose of complying with the provisions of this Section until the last day of the ten business (10) day period set forth in this paragraph 10.

      11. Due Authority. If Licensee signs as a corporation, each of the persons executing this Agreement on behalf of Licensee represent and warrant that they have the authority to bind Licensee, Licensee has been and is qualified to do business in the State where the Subleased Premises is located, that the corporation has full right and authority to enter into this Agreement, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Licensee signs as a partnership, trust or other legal entity, each of the persons executing this Agreement on behalf of Licensee represent and warrant that they have the authority to bind Licensee, Licensee has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the State where the Subleased Premises is located and that such entity on behalf of the Licensee was authorized to do so by any and all appropriate partnership, trust or other actions. Licensee agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the authorization of Licensee to enter into this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

LICENSOR:                                        LICENSEE:
E*TRADE CONSUMER FINANCE CORP.,                  COMMONWEALTH ENERGY
CORPORATION fka GANIS CREDIT                     CORPORATION
CORPORATION                                      a California corporation

By: _________________________                    By: ___________________________
Its: ________________________                    Its: __________________________

                                                 BY: ___________________________
                                                 Its: __________________________